CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation of our reports dated November 3, 1999 included in this Form 10-K into Gerald Stevens, Inc.'s previously filed Form S-8 Registration Statement File No. 333-86191, and Florafax International, Inc.'s previously filed Form S-8 Registration Statement File Nos.
333-07271 and 333-07267.





ARTHUR ANDERSEN LLP


Miami, Florida,
    November 19, 1999.